UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2019

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2019, New Residential Investment Corp., a Delaware corporation (the “Company”), entered into a “stalking-horse” Asset Purchase Agreement (the “APA”) with Ditech Holding Corporation, a Maryland corporation (“Holding”), and Ditech Financial LLC, a Delaware limited liability company (“Financial” and together with Holding, the “Sellers” and each a “Seller”). The APA provides that, upon the terms and subject to the conditions set forth therein, the Sellers will sell, transfer and assign to the Company, or one or more of its designated subsidiaries, the Acquired Assets (as defined in the APA) and the Company, or one or more of its designated subsidiaries, will assume the Assumed Liabilities (as defined in the APA) (the “Transaction”) for a purchase price (currently expected to be approximately $1 billion, which the Company expects will be funded with a combination of existing financing facilities and cash on hand) to be determined at the closing of the Transaction (the “Closing”) based on the value of the Acquired Assets and Assumed Liabilities as calculated in accordance with the terms of the APA, subject to certain adjustments. The Sellers are debtors-in-possession under title 11 of the United States Code, 11 U.S.C. § 101 et seq. pursuant to voluntary petitions for relief filed under chapter 11 of the Bankruptcy Code on February 11, 2019 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

The proposed sale will be conducted through a Bankruptcy Court-supervised process, subject to Bankruptcy Court-approved bidding procedures, receipt of higher or better offers from competing bidders at a potential auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. As the stalking horse bidder, the Company’s offer to purchase the Acquired Assets and assume the Assumed Liabilities, as set forth in the APA, would be the standard by which any other qualifying bids would be evaluated.

The APA contains certain customary representations and warranties made by each party, which are qualified by the confidential disclosures provided to the Company in connection with the APA. The Company and Sellers have agreed to various customary covenants, including, among others, covenants regarding the conduct of the Sellers’ businesses prior to the Closing and covenants requiring the Company and Sellers to use commercially reasonable efforts to obtain certain third-party and governmental consents, approvals or other authorizations required in connection with the Transaction. The APA also contains certain indemnification provisions, and a portion of the closing purchase price will be placed in escrow to satisfy certain indemnification claims. Upon the execution of the APA, the Company deposited $70 million (the “Deposit Funds”) with an escrow agent, which amount will be credited against the purchase price payable by the Company upon the completion of the Transaction. If the APA is terminated, the Deposit Funds will be returned to the Company except in certain circumstances relating to material breaches by the Company of the APA or the failure of the Company to consummate the Transaction when otherwise required.

Each party’s obligation to consummate the Transaction is subject to certain closing conditions, including among others, (i) the receipt of certain approvals from governmental and quasi-governmental agencies; (ii) the execution and delivery of certain related agreements, including a Bulk Agreement for the Purchase and Sale of Mortgage Servicing Rights, a Mortgage Instrument and Delinquency Amounts Purchase Agreement, a Transition Services Agreement, and an Interim Servicing Agreement, forms of which have been agreed upon between the Company and Holding and (iii) other customary closing conditions.  The sale of certain assets is also subject to receipt of certain third party consents.

The APA may be terminated by either party under certain circumstances, including, among others: (i) if the Closing has not occurred on or before December 31, 2019 (unless extended under certain circumstances by the Company or Holding); (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the Closing; (iii) upon a material uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied; or (iv) certain circumstances relating to regulatory matters. The Company may terminate the APA under certain circumstances, including, among others, if the Confirmation Order (as defined in the APA) or any other order of the Bankruptcy Court relating to the sale does not contain the Sale Provisions (as defined in the APA) in form and substance acceptable to the Company in its sole discretion. The APA provides the Company with certain bid protections that remain subject to the approval of the Bankruptcy Court. In particular, if the APA is terminated for certain reasons, including if the Sellers accept a higher or better offer from a competing bidder at the auction, the Sellers may be required to reimburse the Company for their reasonable expenses up to $6 million and pay the Company a termination fee of up to $30 million, which may be paid over time upon the occurrence of certain events specified in the APA.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by the full text of the APA, a copy of which will be filed in the time period prescribed by the rules of the Securities and Exchange Commission.

Item 8.01.	Other Events.

On June 18, 2019 the Company issued a press release announcing the APA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward Looking Statements

Certain information in this Current Report on Form 8-K constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the risks relating to the Transaction, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the Transaction; unexpected challenges related to the integration of the Sellers’ businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the Transaction; unanticipated expenditures relating to or liabilities arising from the Transaction or the acquired businesses; the Sellers’ ability to service MSRs pursuant to agreements entered into in connection with the Transaction; uncertainties as to the timing of the Transaction; litigation or regulatory issues relating to the Transaction, the Sellers, the Company or the acquired businesses; the impact of the Transaction on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the Transaction. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. In addition, risks and uncertainties to which the Sellers’ businesses are subject could affect the Transaction and, following the closing of the Transaction, the Company may be subject to such risks and uncertainties (including certain risks and uncertainties that currently apply to the Company and certain new risks and uncertainties applicable to the Sellers). Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of June 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: June 18, 2019